                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[x]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]      Definitive Proxy Statement


                                 CLX ENERGY INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                 CLX ENERGY INC.
                           518 17th Street, Suite 745
                                Denver, CO 80303

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 20, 2001


To All Shareholders:

         The 2001 annual meeting of shareholders of CLX Energy Inc., a Colorado corporation, will be held on March 20, 2001, 10:00 A.M. at the Denver Center, Lobby Conference Room, 1776 Lincoln Street, Denver, Colorado. The purposes of the meeting are to:

                  o        Elect six directors to serve during the next year,

                  o Approve a reverse stock split immediately followed by a forward stock split of CLX Energy's outstanding common stock, and

                  o Transact any other business which may properly come before the meeting.

         Please note that the board of directors is requesting that you approve the reverse stock split immediately followed by a forward stock split. This will cash out shareholders holding fewer than 100 shares of CLX Energy common stock and save CLX Energy substantial expenses annually and provide a cost effective exit for our smallest shareholders.

         Only shareholders of record at the close of business on January 31, 2001 may vote at the meeting. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy card in the enclosed envelope which requires no postage if mailed in the United States.



                                             By Order of the Board of Directors,

                                             /s/




February 12, 2001

                                 CLX ENERGY INC.
                           518 17th Street, Suite 745
                                Denver, CO 80202

                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 20, 2001

GENERAL

         This proxy statement contains information about the 2001 annual meeting of shareholders of CLX Energy Inc. to be held on March 20, 2001, at 10:00 A.M. local time at the Denver Center, Lobby Conference Room, 1776 Lincoln Street, Denver, Colorado. The CLX Energy board of directors is using this proxy statement to solicit proxies for use at the meeting. You can find other detailed information about CLX Energy in the accompanying annual report to security holders, which includes CLX Energy's annual report on Form 10-K for the fiscal year ended September 30, 2000. This proxy statement and enclosed proxy card is being mailed to you on or about February 20, 2001.

PURPOSES OF THE ANNUAL MEETING

         At CLX Energy's annual meeting, shareholders will vote to elect six directors to serve during the next year, approve a reverse stock split immediately followed by a forward stock split of CLX Energy's outstanding common stock, and vote on any other business that may properly come before the meeting.

VOTING SECURITIES AND VOTE REQUIRED

         Only shareholders of record at the close of business on January 31, 2001 are entitled to vote at the meeting. As of January 31, 2001 there were issued and outstanding 10,523,132 shares of CLX Energy common stock. Holders of common stock are entitled to one vote per share.

         The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast "For" the nominees for election as directors and "For" the approval of a reverse stock split immediately followed by a forward stock split of CLX Energy's outstanding common stock.

REVOKING A PROXY

         You may revoke a proxy before the vote is taken at the meeting by:

                  o        submitting a new proxy with a later date,

                  o        by voting at the meeting, or

                  o by filing a written revocation with CLX Energy's corporate secretary.

         Your attendance at the meeting will not automatically revoke your proxy.

QUORUM AND VOTING REQUIREMENTS

         The presence in person or by proxy of the holders of one third of the outstanding shares of stock entitled to vote at the meeting is required to constitute a quorum at the meeting. Abstentions count as present for establishing a quorum. Where a quorum is present, the affirmative vote of a majority of the shares represented entitled to vote at the meeting is required for the election of directors and for the approval of the reverse stock split immediately followed by the forward split transaction.

         Shares which abstain from voting and shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote those shares on the particular matter being voted on will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter such as the election of directors and for the approval of the reverse stock split immediately followed by the forward split transaction which requires the affirmative vote of a plurality or a certain percentage of the votes cast or shares voting on a matter.

PAYMENT OF PROXY SOLICITATION COSTS

         All of the expenses involved in preparing and mailing this proxy statement and the enclosed materials and all costs of soliciting proxies will be paid by CLX Energy. In addition to solicitation by mail, proxies may be solicited by CLX Energy officers and regular employees by telephone or personal interview. These individuals will not receive any compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and CLX Energy may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.



                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         CLX Energy's board of directors currently has six members, and each position is to be elected annually. At this meeting shareholders will vote to elect six directors to serve for a one year period. CLX Energy's nominees for these directorships are identified below and have indicated their willingness to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" ELECTING THE NOMINEES.

         The names and biographical information for each director nominee are set forth below. There are no family relationships among any of the CLX Energy directors or executive officers.

NAME                       AGE        POSITION                                 DIRECTOR SINCE
James L. Burkhart          66         Chairman of the board, Director          February 2, 1999
Robert E. Gee              69         Director                                 February 2, 1999
E. J. Henderson            66         President, CEO, Treasurer & Director     March 26, 1993
Ronald M. Sitton           54         Secretary and Director                   February 2, 1999
S.W. Houghton              60         Director                                 March 26, 1993
George H.C. Lawrence       63         Director                                 December 2, 1993


DIRECTOR NOMINEES

         JAMES L. BURKHART. Mr. Burkhart graduated from Texas A&M University in 1957 with a B.S. Degree in Petroleum Engineering and attended the graduate school of business of the University of Tulsa in 1968-1969 and Stanford University's advanced management program in 1974. He joined a predecessor to Amoco Production Company in 1957 and held various staff and engineering management positions with them until 1969. At that time, he joined Cotton Petroleum Corporation, Denver, Colorado, as Vice President, Production. He became a Director of Cotton in 1971, Executive Vice President in 1973, and was made President and Chief Operating Officer in 1976. He joined Santa Fe Industries as President of Santa Fe Natural Resources, Inc. and Chief Executive Officer of Santa Fe Energy Company in 1979. In mid-1980, Mr. Burkhart formed Burkhart Petroleum Corporation in Tulsa, Oklahoma, and was its Chairman, President and Chief Executive Officer until leaving at the end of 1986 to form BRG Petroleum, Inc. in June 1987. After the sale of BRG Petroleum, Inc. in June 1998, he co-founded BRG Petroleum Corporation. Cotton Petroleum Corporation, Burkhart Petroleum Corporation, and BRG Petroleum, Inc. each operated investor-funded joint ventures and limited partnerships. BRG Petroleum Corporation currently manages and operates an investor-funded drilling program and income fund limited partnership.

         ROBERT E. GEE. Mr. Gee graduated from Virginia Military Institute in 1954 with a B.S. Degree in Civil Engineering and from Stanford University in 1961 with a MBA in Business Administration. He joined IBM Corporation in 1961 and held various marketing and financial positions until 1969. After a marketing career with Microform Data Systems and Memorex, Mr. Gee entered the investment field on a full-time basis in 1973 with Capital Analysis, Inc. In 1976, he was a co-founder of Capital Concepts Investment Corp. Subsequently, in January 1982, after resigning from Capital Concepts, he co-founded Stanford Investment Group, Inc. and has been Chairman of that organization since inception. Stanford Investment Group, Inc. is a broker/dealer and registered investment advisor.

         E. J. HENDERSON. Mr. Henderson is a graduate of Texas A & M University with a B.S. in Petroleum Engineering. Mr. Henderson served in engineering/operations positions with Pan American Petroleum and Hunt Oil Company and in engineering/management positions with Consolidated Oil & Gas, Inc. and K.R.M. Petroleum Corporation. Mr. Henderson founded Henderson Petroleum Corporation in September 1978. Henderson Petroleum Corporation, a public corporation, was acquired by Burkhart Petroleum Corporation in December 1985. Mr. Henderson has served as President of E & S Investments, Inc. since its formation in April 1981 until the merger with CLX Energy, Inc. in March 1993.

         RONALD M. SITTON. Mr. Sitton is a graduate of McMurry University in Abilene, Texas. From 1976 through 1983, Mr. Sitton served as Vice President of Sitton Drilling Company in Lubbock, Texas. He became President of that company in 1983 and served as President until January 1998, at which time Sitton Drilling Company was sold to Key Energy Corp. Since that time, Mr. Sitton has managed various personal oil and gas and real estate investments.

         S. W. HOUGHTON. Mr. Houghton is a graduate of the Wharton School of Finance and Commerce with a B.S. in Economics. Mr. Houghton has an extensive background in investment banking in the financial and natural resources industries serving in corporate management, an investor and a director in several public and private oil, gas, and mining companies. Some of the companies with which Mr. Houghton has been associated are Cotton Petroleum Corporation, Henderson Petroleum Corporation, Siskon Mining Corporation, and Hadson Corporation. Since resigning as President and Chief Executive Officer of Hadson Corporation in February 1990, Mr. Houghton has been active as a private investor and in the management of Houghton & Company, Inc.

         GEORGE H. C. LAWRENCE. Mr. Lawrence is a graduate of Columbia College
(NYC) and Pace University. Mr. Lawrence has extensive experience in investment banking, having served with W. E. Hutton & Co., R. W. R/Pressrich & Co., and G.
H. Walker & Co. from 1960 to 1970. Since 1970, Mr. Lawrence has been President and CEO of Lawrence Investing Co., a 100-year old family-owned real estate development company. Mr. Lawrence has served on the Board of Directors of several companies, including Cotton Petroleum Corporation from 1971 to 1986. He has served as a Trustee of Sarah Lawrence College and as a member of the Board of Governors of Lawrence Hospital

BOARD AND COMMITTEE MEETINGS

         The CLX Energy board of directors met four (including by telephone conference) during the fiscal year ended September 30, 2000. All members of the board of directors attended at least 75% of the meetings held with the exception of S. W. Houghton.

         The board of directors has no standing nominating committee, compensation committee, audit committee, or other committee performing similar functions.

DIRECTOR COMPENSATION

         Directors are not compensated for their services; however, directors are currently reimbursed for travel expenses and the cost of overnight accommodations incurred in connection with attendance of Director's meetings.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

                  The following table shows beneficial ownership as of January 31, 2001 of shares of CLX Energy common stock by each person known to CLX Energy to beneficially own more than 5% of the outstanding shares of CLX Energy stock, the CLX Energy directors and the CLX Energy executive officers listed in the summary compensation table below, and all current CLX Energy directors and executive officers as a group.

-----------------------------------------------------------------------------------------------------------
                                                                             COMMON STOCK
             NAME                                 POSITION                 PAR VALUE $0.001      % OF CLASS
-----------------------------------------------------------------------------------------------------------
     Officers & Directors:                 Chairman of the Board,            2,569,551(1)           24.42
James L. Burkhart                          Director & Member of the
4904 Lakeridge Dr.                         Executive Committee
Lubbock, TX 79424
-----------------------------------------------------------------------------------------------------------
E. J. Henderson                            CEO, President, Treasurer,          285,000(2)            2.71
518 17th Street, #745                      Director, Member of the
Denver, CO 80202                           Executive Committee
-----------------------------------------------------------------------------------------------------------
Ronald M. Sitton                           Secretary, Director, Member         314,944               2.99
4904 Lakeridge Dr.                         of the Executive Committee
Lubbock, TX 79424
-----------------------------------------------------------------------------------------------------------
Robert E. Gee                              Director                            944,832(3)            8.98
69 DeBell Drive
Atherton, CA 94027
-----------------------------------------------------------------------------------------------------------
S. W. Houghton                             Director                            412,390               3.92
420 Madison Ave., #901
New York, NY 10017
-----------------------------------------------------------------------------------------------------------
George H. C. Lawrence                      Director                             42,000(4)               *
198 Spinnaker Drive
Vero Beach, FL 32963
-----------------------------------------------------------------------------------------------------------
B.J. Reid                                  Shareholder                         839,851(5)            7.98
-----------------------------------------------------------------------------------------------------------
Officers and Directors as a                                                  4,568,767              43.42
group (6 persons)
-----------------------------------------------------------------------------------------------------------

*  Less than 1%

(1)      Held in the name of James L. Burkhart Living Trust dated September 17,
         1997.

(2) Does not include an option to acquire 500,000 shares of CLX Energy's common stock granted April 26, 1999, at a price of $0.16 per share under the terms of CLX Energy's Qualified Employees Stock Option Plan of March 1, 1994.

(3) Held in the name of Gee Family Trust dated December 23, 1992 - 104,981 shares and BKM Family Limited Partnership - 839,851 shares.

(4)      Held in the name of Lawrence Properties, Inc.

(5) Rule 13d-3 under the Securities Exchange Act of 1934 involving the determination of beneficial owners of securities, includes as beneficial owners of securities any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such securities within sixty days, including through the exercise of any option, warrant or conversion of a security.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation of certain Executive Officers of the CLX Energy.

-------------------------------------------------------------------------
                                                                Annual
     Name                Principal Position          Year    Compensation
-------------------------------------------------------------------------
E. J. Henderson      President, Chief Executive      2000       $49,000
                     Officer and Chief Financial     1999       $38,000
                     officer                         1998       $33,500
-------------------------------------------------------------------------

         No other form of compensation was paid during 1998, 1999, 2000. No other officer, director or employee of CLX Energy received total compensation in excess of $100,000 during the last three fiscal years.

         CLX Energy does not have any plans for its executive officers involving stock appreciation rights, long-term incentive, employment contracts, termination of employment and change in control agreements. No options were granted to Mr. Henderson during 2000.

         The following table sets forth information regarding the number and value of unexercised stock options held as of September 30, 2000 by Mr. Henderson.

                          FISCAL YEAR-END OPTION VALUES

                                                Number of Securities
                                               Underlying Unexercised
                                             Options at Fiscal Year-End
                             Name            Exercisable / Unexercisable
                         --------------      ---------------------------
                         E.J. Henderson            -- / 500,000


         As of September 30, 2000 the only outstanding stock option was held by Mr. Henderson.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the U.S. securities laws, directors, certain executive officers and persons holding more than ten percent of the CLX Energy's common stock must report their initial ownership of the common stock and any changes in the ownership to the SEC. The SEC has designated specific due dates for those reports and CLX Energy must identify in this report those persons who did not file those reports when due. Based solely on the CLX Energy's review of copies of the reports filed with the SEC and written representations of its directors and executive officers, CLX Energy believes that all persons subject to reporting filed required reports on time in the fiscal year ended September 30, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTES PAYABLE

         During the year ended September 30, 1999 CLX Energy borrowed $202,125 from its major shareholder James L. Burkhart for the deposit on an oil and gas property purchased by

CLX Energy. The loan was repaid with interest at 8.5% on August 11, 1999 when CLX Energy obtained bank financing of $2,000,000. On January 15, 2001, the bank loan had a balance due of $577,857 and bears interest at 9.5%. The loan is secured by the oil and gas properties of CLX Energy and a portion of the loan is guaranteed by the major shareholder.

         The weighted average balance outstanding and the weighted average interest rate for 2000 and 1999 were as follows:

    --------------------------------------------------------------------------
                                                   2000              1999
    --------------------------------------------------------------------------
     Weighted average balance outstanding       $  429,816           297,231
    --------------------------------------------------------------------------
     Weighted average interest rate                    9.7%              8.9%
    --------------------------------------------------------------------------


                                   PROPOSAL 2
              REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT

         The shareholders will vote whether to approve a reverse 100-for-1 stock split followed immediately by a forward 1-for-25 shares stock split of CLX Energy's common stock. As permitted under Colorado Law, shareholders whose shares of stock are converted into less than 1 share in the reverse split will receive cash payments equal to the fair value of those fractional interests. We refer to the reverse and forward stock splits, together with the related cash payment to shareholders with small holdings, as the "Transaction."

         Upon approval, the Transaction will take place on April 23, 2001 ("Effective Date"). In order to complete the Transaction, a majority of the shareholders entitled to vote at the annual meeting must approve the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE TRANSACTION.

         The highlights of the Transaction are as follows.

EFFECT ON SHAREHOLDERS:

         If approved, the Transaction will affect CLX Energy shareholders as follows after completion:


                                                                             Net Effect After Transaction
              Shareholder as of January 15, 2001                                      Completion
      -------------------------------------------------------------------------------------------------------------
      Shareholders holding 100 or more shares of CLX Energy        For every 100 shares they will now hold 25
      stock in an account                                          shares.
      -------------------------------------------------------------------------------------------------------------
      Shareholders holding fewer than 100 shares of CLX            Shares will be cashed out at a price based
      Energy stock in an account.                                  on the trading value of the shares at that
                                                                   time (see "Determination of Trading Value"
                                                                   below). You will not have to pay any commissions
                                                                   or other fees on this cash-out. Holders of
                                                                   these shares will not have any continuing
                                                                   equity interest in CLX Energy.

BACKGROUND AND PURPOSE OF THE TRANSACTION

         As of January 15, 2001, approximately 789 holders of CLX Energy common stock owned fewer than 100 shares of stock. At that time, these shareholders represented approximately 55% of the total number of holders of CLX Energy stock, but they owned less than .21% of the total number of outstanding shares of CLX Energy's stock.

         The Transaction will provide shareholders with fewer than 100 shares with a cost-effective way to cash out their investments, because CLX Energy will pay all transaction costs such as transfer or service fees in connection with the Transaction. In most other cases, small shareholders would likely incur brokerage fees disproportionately high relative to the market value of their shares if they wanted to sell their stock. In addition, some small shareholders might even have difficulty finding a broker willing to handle such small transactions. The Transaction, however, eliminates these problems for small shareholders.

         Moreover, CLX Energy will benefit from substantial cost savings as a result of the Transaction. The costs of administering each shareholder's account is the same regardless of the number of shares held in each account. Therefore, CLX Energy's costs to maintain hundreds of small accounts are disproportionately high when compared to the total number of shares involved. In 2001, we expect that each shareholder will cost CLX Energy in excess of $3.00 for transfer agent fees and the printing and postage costs to mail the proxy materials and annual report. We expect that these costs will only increase over time.

         In light of these disproportionate costs, the board believes that it is in the best interests of CLX Energy and its shareholders as a whole to eliminate the administrative burden and costs associated with approximately 789 small accounts with fewer than 100 shares of CLX Energy stock. We expect that we will reduce the total direct cost of administering shareholder accounts by at least $2,000 per year if we complete the Transaction.

REASONS FOR THE TRANSACTION:

         The board recommends that the shareholders approve the Transaction for the following reasons, among other things:

         o        To eliminate administrative expenses;

         o To increase the per share value resulting from the Transaction which results in effectively a 1 share for 4 share reverse split; and

         o The increased value per share may lead to a better following of CLX Energy stock by investment banking firms and may create some interest in assisting CLX Energy to raise funds in a public or private offering to purchase additional production or expand drilling activity.

STRUCTURE OF THE TRANSACTION

         The Transaction includes both a reverse stock split and a forward stock split of CLX Energy common stock. If this Transaction is approved and occurs, the reverse split will occur at 6:00 a.m. on April 2, 2001. All shareholders of record on March 30, 2001 will receive 1 share of CLX Energy common stock for every 100 shares of CLX Energy stock held in their accounts at that time. Any shareholder who holds fewer than 100 shares of CLX Energy stock on March 30, 2001 (also referred to as a "Cashed-Out Shareholder"), will receive a cash payment instead of fractional shares. If a shareholder holds 100 or more shares in an account, any fractional share in the account will be cashed out but only after the following forward split has been completed. For example, if you own 130 shares before the transaction as a result of the reverse split you would own
1.3 shares and after the forward split you would own 32 1/2 shares and only the 1/2 share would be cashed out. This cash payment will be based on the trading value of the cashed-out shares on April 2, 2001. Immediately following the reverse split, at 6:01 a.m. on April 2, 2001, all shareholders who are not Cashed-Out Shareholders will receive 25 shares of CLX Energy common stock for every 1 share of stock they received after the reverse stock split.

EFFECT OF THE TRANSACTION AS CLX ENERGY SHAREHOLDERS

SHAREHOLDERS WITH AN ACCOUNT OF FEWER THAN 100 SHARES:

         If the Transaction is completed and you are a Cashed-Out Shareholder (i.e., a shareholder holding fewer than 100 shares of CLX Energy common stock in an account immediately prior to the reverse stock split):

         o You will not receive a fractional share of CLX Energy stock as a result of the reverse split.

         o Instead of receiving a fractional share of CLX Energy stock, you will receive cash equal to the trading value of your affected shares.

         o After the reverse split, you will have no further interest in CLX Energy with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a shareholder or share in CLX Energy's assets, earnings, or profits. In other words, you will no longer hold your cashed-out shares, you will just have the right to receive cash for these shares.

         o You will not have to pay any service charges or brokerage commissions in connection with the Transaction.

         o As soon as practicable after April 2, 2001, you will receive cash for the CLX Energy stock you held in your account immediately prior to the reverse split in accordance with the procedures described below.

         SHAREHOLDERS WITH CERTIFICATED SHARES:

         o If you are a Cashed-Out Shareholder with a stock certificate representing your cashed-out shares, you will receive a transmittal letter from CLX Energy as soon as practicable after April 2, 2001. The letter of transmittal will contain instructions on how to surrender your certificate(s) to CLX Energy's transfer agent, ComputerShare Investor Services, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to ComputerShare Investor Services, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "Stock Certificates" below.

         o All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

         o You will not receive any interest on cash payments owed to you as a result of the Transaction.

         NOTE: If you want to continue to hold CLX Energy stock after the Transaction, you may do so by taking either of the following actions far enough in advance so that it is complete by April 2, 2001:

(1) purchase a sufficient number of shares of CLX Energy stock on the open market and have them registered in your name so that you hold at least 100 shares in your account immediately prior to the reverse split; or

(2) if applicable, consolidate your accounts so that you hold at least 100 shares of CLX Energy stock in one account immediately prior to the reverse split.

SHAREHOLDERS WITH 100 OR MORE SHARES:

         If you are a shareholder with 100 or more shares of common stock in your account as of March 30, 2001, we will first convert your shares into one-one hundredth (1/100) of the number of shares you hold immediately prior to the reverse split. One minute after the reverse split, we will reconvert your shares in the forward stock split into 25 times the number of shares you held after the reverse split, which is one quarter of the number of shares you held before the reverse split. For example, if you were an owner of 200 shares of CLX Energy stock immediately prior to the reverse split, your shares would be converted to 2 shares, in the reverse split and then to 50 shares in the forward split. The result of the Transaction will be, for every 4 shares you hold prior to the Transaction, you will hold one share after the Transaction. This is applicable only if you hold 100 or more shares of CLX Energy stock in your account immediately prior to the Transaction.

EFFECT OF THE TRANSACTION ON CLX ENERGY

         The Transaction will not affect the public registration of CLX Energy's common stock with the SEC under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Transaction will affect CLX Energy's application for continued listing of CLX Energy common stock on the OTC Bulletin Board.

         CLX Energy's Charter currently authorizes the issuance of 50,000,000 shares of common stock. The number of authorized common stock will not change as a result of the Transaction. On January 15, 2001 there were 10,523,132 shares of CLX Energy common stock issued and outstanding. The Transaction will result in a reduction in the total number of outstanding shares of CLX Energy common stock by the number of shares held by the Cashed-Out Shareholders immediately prior to the reverse split, and by the number of shares affected by the four to one split, resulting from the reverse split of 100 to 1 shares followed by the 1 to 25 forward split. Based on our best estimates if the Transaction had taken place as of January 15, 2001, the number of outstanding shares of CLX Energy common stock canceled would be approximately 22,031 pre split shares which in turn would result in a total outstanding of roughly 2,625,275. In addition, the number of holders of CLX Energy common stock would have been reduced from approximately 1,424 to 635 or by approximately 789 shareholders.

         We have no current plans to issue common stock other than pursuant to CLX Energy's existing stock plans. However, if the number of additional authorized but unissued shares was increased, the board would have more flexibility in the management of CLX Energy's capitalization and its ability to provide stockbased incentives to its officers and other employees. Unless legally required to do so, we will not seek further shareholder authorization before issuing CLX Energy stock. Shareholders will not have any preemptive or other preferential rights to purchase any of CLX Energy's stock that may be issued by CLX Energy in the future, unless such rights are specifically granted to the shareholders.

         The total cash to be paid by CLX Energy is unknown. However, if the Transaction had been completed as of January 15, 2001, when the closing price per share of CLX Energy's stock on the OTC Bulletin Board was $.15, then the cash payments that would have been issued to Cashed-Out Shareholders instead of fractional shares would have been approximately $3,000 with approximately 22,031 pre split shares purchased by CLX Energy. The actual amounts will depend on the number of Cashed-Out Shareholders on April 2, 2001, which will vary from the number estimated based on the January 15, 2001 date. In addition, we do not know what the closing price per share of CLX Energy's stock on the OTC Bulletin Board on March 19, 2001, the day before the vote will be.

         The par value of CLX Energy's common stock will remain at $.01 per share after the Transaction.

STOCK CERTIFICATES

         In connection with the Transaction, CLX Energy's common stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of Common Stock issued after the April 2, 2001. After the Effective Date, each certificate representing shares of common stock that was outstanding prior to the Effective Date and that was held by a shareholder of record of 100 or more shares immediately prior to the Reverse Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of one quarter the number of shares as is set forth on the face of the certificate, rounded down to the next whole number, with a shareholder entitled to receive cash in lieu of any fractional share resulting from the Transaction. Any shareholder desiring to receive a new certificate bearing the new CUSIP number can do so at any time by contacting the exchange agent at the address set forth above. After the Effective Date, an old certificate presented to the exchange agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

         As described above, all Cashed-Out and partially Cashed-Out Shareholders with share certificates will receive a letter of transmittal after the Transaction is completed. These shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to CLX Energy's transfer agent before they can receive cash payment for those shares and in the case of Partially Cashed-Out Shareholders, a new certificate.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         We have summarized below certain federal income tax consequences to CLX Energy and shareholders resulting from the Transaction. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also he subject to special tax rules, including but not limited to: shareholders who received CLX Energy stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

         We believe that the Transaction will be treated us , tax-free "recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to CLX Energy.

FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO ARE NOT CASHED OUT BY THE
TRANSACTION:

         If you (1) continue to hold CLX Energy stock immediately after the Transaction, and (2) you receive no cash as a result of the Transaction, you will not recognize any gain or loss in the Transaction and you will have the same adjusted tax basis and holding period in your CLX Energy stock as you had in such stock immediately prior to the Transaction.


FEDERAL INCOME TAX CONSEQUENCES TO CASHED-OUT SHAREHOLDERS:

         If you receive cash as a result of the Transaction, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold CLX Energy stock immediately after the Transaction, as explained below.

         a. Shareholders Who Exchange All of Their CLX Energy Stock for Cash as a Result of the Transaction.

         If you (1) receive cash in exchange for a fractional share as a result of the Transaction, (2) you do not continue to hold any CLX Energy stock immediately after the Transaction, and (3) you are not related to any person or entity which holds CLX Energy stock immediately after the Transaction, you will recognize capital gain or loSection The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

         If you are related to a person or entity who continues to hold CLX Energy shares immediately after the Transaction, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

                  "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in CLX Energy resulting from the Transaction is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

                  "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Transaction will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of CLX Energy stock owned by you immediately after the Transaction is less than 80% of the percentage of shares of CLX energy stock owned by you immediately before the Transaction.

         In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the CLX Energy's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will he treated as capital gain. See "Maximum Tax Rates Applicable to Capital Gain" below.

         b. Shareholders Who Both Receive Cash and Continue to Hold CLX Energy Stock Immediately After the Transaction.

         If you both receive cash as a result of the Transaction and continue to hold CLX Energy stock immediately after the Transaction, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of your shares of CLX Energy stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Transaction. In determining whether you continue to hold stock immediately after the Transaction, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of CLX Energy stock held immediately after the Transaction will be equal to your aggregate adjusted tax basis in your shares of CLX Energy took held immediately prior to the Transaction, increased by any gain recognized in the Transaction, and decreased by the amount of cash received in the Transaction.

         Any gain recognized in the Transaction will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either
(1) is "not essentially equivalent to a dividend" with respect to you, or (2) is a "substantially disproportionate redemption of stock" with respect to you. (Each of the terms in quotation marks in the previous sentence is discussed above under the heading "Shareholders Who Exchange All of Their CLX Energy Stock for Cash as a Result of the Transaction.") In applying these tests, you may possibly take into account sales of shares of CLX Energy stock that occur substantially contemporaneously with the Transaction. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of CLX Energy's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

MAXIMUM TAX RATES APPLICABLE TO CAPITAL GAIN

         Under the Internal Revenue Service Restructuring and Reform Act of 1998, which the President signed into law on July 22, 1998, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for more than twelve months will generally be subject to tax at a rate not to exceed 20% for sales occurring in taxable years ending after December 31, 1997. Capital gain recognized from the sale of a capital asset that has been held for twelve months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

         As explained above, the amounts paid to you as a result of the Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances.

         YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

DISSENTER'S RIGHTS

         Under Colorado law, each shareholder has the right to dissent in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share and receive payment of the fair value of their shares of common stock. Shareholders wishing to exercise their dissenters' rights must carefully comply with the applicable procedures set forth in Article 113 of the Colorado Business Corporation Act (the "CBCA") which are summarized below. Shareholders who fail to follow the specific requirements of Article 113 will lose the right to payment of the fair value of their shares and will instead receive the consideration offered as part of the Transaction. Annex A to this proxy statement contains a complete copy of Article 113. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the Transaction, excluding any appreciation or depreciation in anticipation of the Transaction except to the extent that exclusion would be inequitable. We strongly encourage you to read the attached Annex A for a complete understanding of your rights.

THE FOLLOWING PARAGRAPHS SUMMARIZE THE PROCEDURES FOR DISSENTING SHAREHOLDERS PRESCRIBED BY ARTICLE 113 IS INCLUDED AS ANNEX A TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THIS STATUTE AND/OR CONTACT YOUR LEGAL COUNSEL FOR A MORE COMPLETE UNDERSTANDING OF YOUR RIGHTS AND DUTIES.

         Colorado law provides that each record or beneficial shareholder is entitled to dissent from the Transaction and demand payment of the fair value of their shares of common stock. A shareholder wishing to exercise dissenters' rights must:

         o prior to a shareholder vote on the Transaction, deliver to us written notice of his or her intent to demand payment for shares when and if the shareholders approve the Transaction; and

         o        either abstain from voting on or vote against the Transaction.

A shareholder who votes in favor of the Transaction may not exercise dissenters' rights. A beneficial shareholder as defined by Section 7-113-101(1) of the CBCA must cause the record shareholder (broker) to notify us of his or her intent to dissent and demand payment. A beneficial shareholder should contact his or her stock broker who controls the beneficial shareholder's shares for instructions on how to dissent.

         Within ten days after the effective time, we must deliver a written dissenter's notice to all shareholders who properly deliver written notice of their intent to demand payment and who also either abstain from voting on or vote against the Transaction. In the dissenter's notice, we must:

         o        state that the Transaction was authorized;

         o        state the effective date of the Transaction;

         o include the addresses where we will receive payment demands and the stock certificates;

         o supply a form which the dissenting shareholder may use to demand payment;

         o set the date by which we must receive the payment demand and the stock certificates, which cannot be less than 30 days after the delivery of the dissenter's notice; and

         o        include a copy of Article 113 of the CBCA.

Furthermore, the dissenter's notice may require that all beneficial shareholders of the dissenting shares, if any, certify that they are the record shareholders of such shares and have asserted or will timely assert their dissenters' rights.

         After receiving the dissenter's notice, a shareholder must demand payment in writing and deposit any stock certificates according to the instructions in the dissenter's notice. Any shareholders who fail to demand payment in writing or properly deposit stock certificates will not be entitled to the fair value of their shares. A shareholder's demand for payment and the deposit of any stock certificates are irrevocable except as provided in Section 7-113-204(3) of the CBCA. Once a shareholder demands payment, and, in the case of certificated shares, deposits the certificates with us, he or she may not transfer his or her shares. Alternatively, upon receipt of a demand for payment from a shareholder holding uncertificated shares, in lieu of the deposit of certificates representing the shares, we may restrict the transfer of those shares. However, if the effective time of the Transaction does not occur within 60 days after the date we set as the date by which a shareholder must demand payment, we must return the deposited shares and send a new dissenter's notice to the shareholders.

         Upon the later of the effective date of the Transaction, or upon receipt of a demand for payment by a dissenting shareholder, we must pay each dissenting shareholder who properly demands payment and deposits his or her stock certificates the amount we estimate to be the fair value of such shares, plus accrued interest. The payment must be accompanied by:

         o a balance sheet for our most recent fiscal year or, if that is not available, for the fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of cash flow for that year, a statement of change in shareholders' equity for that year, and the latest available interim financial statements;

         o        a statement of our estimate of the fair value of the shares;

         o        an explanation of how the interest was calculated;

         o a statement of the dissenting shareholder's right to demand payment if he or she rejects our estimate of the fair value of the shares; and

         o        a copy of Article 113 of the CBCA.

A dissenting shareholder may reject our valuation of the fair value of the shares if:

         o the dissenting shareholder believes that the amount paid or offered is less than the fair value of the shares or that we have incorrectly calculated the interest due;

         o we fail to make payment within 60 days after the date set for demanding payment; or

         o we do not return the deposited stock certificates within the time specified by Section 7-113-207 of the CBCA.

         In order to reject our estimation of fair value, the shareholder must notify us of his or her rejection in writing within 30 days after we make or offer to pay each dissenting shareholder. This notification must include either the shareholder's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of their estimate, less any payment already made by us, or a demand for payment of the fair value of the shares and interest due. In the event a demand for payment remains unresolved, we may commence a court proceeding to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand from a dissenting shareholder.


RESERVATION OF RIGHTS

         The Board of Director reserves the right to abandon the Transaction without further action by the shareholders at any time even if the Transaction has been authorized by the shareholders at the annual meeting.



                                  OTHER MATTERS

     The CLX Energy board of directors knows of no other business which will be presented for consideration at the annual meeting other than the election of directors.

                                            By Order of the Board of Directors,

                                            /s/ [name]

                                            [name], Secretary

February ___, 2001

                                                                      Appendix A

                                     PART I
                      RIGHT OF DISSENT--PAYMENT FOR SHARES

SECTION 7-113-101. DEFINITIONS

         For purposes of this article:

         (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

         (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

         (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

SECTION 7-113-102.  RIGHT TO DISSENT

         (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

         (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

         (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(l); and

         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

         (1.3) A shareholder is not entitled to dissent and obtain payment under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended,1 or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

         (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholder's meeting at which the corporate action is submitted to a vote:

         (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

         (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

         (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

         (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

         (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by invoice than two thousand shareholders;

         (c) Cash in lieu of fractional shares; or

         (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

         (2) Deleted by Laws 1996, H.B.96-1285, Section 30, eff. June 1, 1996.

         (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creature such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994. Amended by Laws 1996, H.B.96-1285, Section 30, eff. June 1, 1996.

SECTION 7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

Added by Laws 1993, H.B,93-1154, Section 1, eff. July 1, 1994.

"Dissenter," definition, see Section 7-113-101.

SECTION 7-113-20 1. NOTICE OF DISSENTERS' RIGHTS

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(l).

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of tile shareholder's failure to comply with the provisions of section 7-113-202(2).

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994. Amended by Laws 1996, H.B. 96-1285, Section 31. eff. June 1, 1996.

SECTION 7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares it the proposed corporate action is effectuated; and

         (b) Not vote the shares in favor of the proposed corporate action.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such a shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994. Amended by Laws 1996, H.B.96-1285, Section 32, eff. June 1, 1996.

SECTION 7-113-203. DISSENTERS' NOTICE

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

         (g) Be accompanied by a copy of this article.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

SECTION 7-113-204. PROCEDURE TO DEMAND PAYMENT

         (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters notice:

         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

         (b) Deposit the shareholder's certificates for certificated shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

SECTION 7-113-205. UNCERTIFICATED SHARES

         (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

SECTION 7-113-206.  PAYMENT

         (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

         (e) A copy of this article.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

SECTION 7-113-207. FAILURE TO TAKE ACTION

         (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.



Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

SECTION 7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
                   ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

         (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

         (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(l).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

Added by Laws, 1993, H.B.93-1154, Section 1. eff. July 1, 1994.

                                     PART 3

                          JUDICIAL APPRAISAL OF SHARES

SECTION 7-113-301. COURT ACTION

         (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown an the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the ______

SECTION 7-113-302. COURT COSTS AND COUNSEL FEES

         (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may, also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

         (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

Added by Laws 1993, H.B.93-1154, Section 1, eff. July 1, 1994.

                                 CLX ENERGY INC.
                           518 17th Street, Suite 745
                             Denver, Colorado 80202

                                      PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 20, 2001.

         The undersigned hereby appoints E.J. Henderson, with power of substitution, as proxy for the undersigned to vote all shares of CLX Energy common stock which the undersigned is entitled to vote at the annual meeting of shareholders to be held on March 20, 2001, and at any reconvened meeting after any adjournment thereof, as directed below and at his discretion on any other matters that may properly be presented at the meeting.

         ELECTION OF DIRECTORS: The CLX Energy board of directors has nominated the following six persons for election as directors and recommends a vote "For" all of the nominees. To date no one has been nominated by anyone other than the board of directors.

NOMINEES:
                           James L. Burkhart
                           Robert E. Gee
                           E.J. Henderson
                           Ronald M. Sitton
                           S.W. Houghton
                           George H.C. Lawrence

                              For all                Withheld for All
                                [ ]                         [ ]

         Withheld for the following only (write the nominee name(s) in the space below):

------------------------------------------------------------------------------

         REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT: Effect a reverse stock split followed by a forward split of CLX Energy's common stock.

             For                   Against                 Abstain
             [ ]                     [ ]                     [ ]

         This proxy when properly executed will be voted in the manner directed by the undersigned.

         IF THIS PROXY IS PROPERLY EXECUTED BUT NO VOTING DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" THE REVERSE STOCK SPLIT FOLLOWED BY A FORWARD SPLIT.


         This proxy also confers discretionary authority to the proxy to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, CLX Energy did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of CLX Energy board of directors.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

         Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.


Shares Owned:                                Dated:
             ----------------------                ----------------------------

-----------------------------------          ----------------------------------
Signature of Shareholder                          Signature if held jointly
(Sign exactly as name appears
on certificate)